Exhibit 99.1

CareCloud Announces Leadership Realignment to Drive 2025 Growth Strategy

Focused on Accelerating Technology Innovation, Revenue Growth, and Enhancing Client Experience

SOMERSET, N.J., December 16, 2024 (GLOBE NEWSWIRE) — CareCloud, Inc. (Nasdaq: CCLD, CCLDP, CCLDO), a leading provider of healthcare technology and generative AI solutions for medical practices and health systems nationwide, today announced a strategic realignment of its leadership team, effective January 1, 2025. A. Hadi Chaudhry and Stephen Snyder will serve as Co-CEOs, with Crystal Williams appointed as President.

“We are thrilled to announce these important leadership changes,” said Mahmud Haq, Founder and Executive Chairman of CareCloud’s Board of Directors. “As we look ahead to 2025, our focus is on transformative technology-driven innovations, driving both acquisitive and organic revenue growth, and delivering an exceptional client experience. This realignment optimizes our leadership to capitalize on these priorities, ensuring improved operational margins, enhanced client revenue, and better patient outcomes.”

Chaudhry and Snyder bring a proven track record of two decades of successful collaboration. Under the new structure, with AI becoming central to CareCloud’s future success, Chaudhry will focus on advancing the Company’s technology and AI strategies, further strengthening CareCloud’s value proposition across products and delivery channels. Snyder will lead the Company’s acquisitive and organic growth strategy, driving expansion into new markets and partnerships.

As President, Williams will focus on elevating the client experience, with a particular emphasis on expanding wallet share and improving client outcomes. Williams previously served as CareCloud’s COO and brings over 20 years of leadership experience in revenue cycle management (RCM) and operational excellence.

2024: A Year of Transformation and Momentum

This leadership realignment comes on the heels of a transformative year for CareCloud. In 2024, the Company returned to positive GAAP income and achieved a 50% year-over-year increase in adjusted EBITDA, alongside significant free cash flow growth enabling the Company to pay off its entire line of credit with internally generated cash flow in the first nine months of the year. This operational success has been reflected in the market, with CareCloud’s common stock surging by over 300% in the past year.

Positioned for Growth

With this strengthened leadership team, CareCloud is well-positioned to execute on its strategy, leveraging its technology and operational expertise to deliver sustained long-term growth, improved client outcomes, and enhanced shareholder value.

About CareCloud

CareCloud brings disciplined innovation to the business of healthcare. Our suite of technology-enabled solutions helps clients increase financial and operational performance, streamline clinical workflows, and improve the patient experience. More than 40,000 providers count on CareCloud to help them improve patient care while reducing administrative burdens and operating costs. Learn more about our products and services including revenue cycle management (RCM), practice management (PM), electronic health records (EHR), business intelligence, patient experience management (PXM) and digital health at www.carecloud.com.

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Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “shall,” “should,” “could”, “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “seeks,” “estimates,” “predicts,” “possible,” “potential,” “target,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, the impact of pandemics on our financial performance and business activities, and the expected results from the integration of our acquisitions.

These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. We do not have an ongoing obligation to update shareholders regarding future proxy or vote trends, even if they are materially different from those experienced to date. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards, compete with other companies products and services competitive with ours, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE CareCloud

Company Contact:

Norman Roth

Interim Chief Financial Officer and Corporate Controller

CareCloud, Inc.

nroth@carecloud.com

Investor Contact:

Stephen Snyder

President

CareCloud, Inc.

ir@carecloud.com